Exhibit 10.7

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (the “Agreement”) is entered into by and between the following parties on December 20, 2022.

Pledgee:

Party A: Beijing Heli Fashion Technology Co., Ltd

Registered address: 1508, 12th Floor Apartment, No. 1 Xidawang Road, Chaoyang District, Beijing

Pledgor:

Party B 1: Bin Feng

ID number: [National ID]

Party 2: Xiaoyun He

ID number: [National ID].

(Party B 1 and Party B 2 are collectively referred to as “Party B”).

The company:

Party C: Beijing Hexi Weiye Culture Media Co., Ltd

Registered address: Room 802, 8th Floor, Binhe Building, No. 115 Binhe Road, Mentougou District, Beijing

Whereas:

1.	Party A and Party C are each a limited liability company registered in the People’s Republic of China (hereinafter referred to as “China”). Party B are Chinese citizens with full capacity for civil conduct.

2.	As of the date of signing this Agreement, Party B holds a total of 100% equity interest in Party C, of which Party B 1 holds 60.31% of Party C’s equity and Party B 2 holds 39.69% of Party C’s equity.

3.	Party A, Party B and Party C enter into an Exclusive Operation and Consulting Services Agreement (hereinafter referred to as the “Service Agreement”) at the same time on the date of this Agreement. Pursuant to the Agreement, Party C shall pay Party A the operating and consulting services fees (the “Service Fees”) for the exclusive operation and consulting services provided by Party A.

4.	Party A, Party B and Party C shall sign an Entrustment Agreement (hereinafter referred to as the “Entrustment Agreement”) at the same time on the date of this Agreement. Pursuant to the Agreement, Party B entrusts Party A or its designee to exercise all shareholders’ voting rights and all shareholders’ rights of Party B at Party C’s shareholders’ meeting.

5.	Party A, Party B and Party C enter into an Exclusive Option Agreement (the “Exclusive Option Agreement” and together with the Service Agreement and the Engagement Agreement, the “Master Agreement”) on the date of this Agreement. Pursuant to the Agreement, Party B irrevocably grants Party A the right to purchase all or part of the equity interest in Party C held by Party B and all or part of its assets from Party C.

6.	Party B is willing to pledge all its equity interests in Party C (i.e., the amount of the registered capital of the pledged equity is RMB 50 million, corresponding to 100% of the equity of Party C) owned by Party C as of the date of signing this Agreement, to guarantee the compliance and performance of all obligations, liabilities, representations, warranties and undertakings of Party C and its subordinate entities under the Master Agreement. To this end, Party A (hereinafter referred to as the “Pledgee”), Party B (hereinafter referred to as the “Pledgor”) and Party C (hereinafter referred to as the “Party” for the Pledgee, the Pledgor and Party C) This Agreement is intended to set forth the respective rights and obligations.

In view of this, the parties have entered into this Agreement by friendly agreement in accordance with the following terms.

1.	Definition

Except as otherwise provided in this Agreement, the following words shall have the meanings:

1.1	“Pledge”: means all of the elements listed in Clause 2 of this Agreement.

1.2	“Pledged equity”: refers to all the equity interests in Party C legally held by the pledgee.

1.3	“Staking Period” means the period specified in Clause 3.2.1 of this Agreement.

1.4	“Event of Default”: means any of the circumstances set out in Clause 7.1 of this Agreement.

2.	Pledge

The Pledgor pledges all of its equity interests in Party C (i.e., the registered capital of the pledged equity of RMB 50 million, corresponding to 100% of the equity of Party C) to the Pledgee as security for the fulfillment of all obligations, responsibilities, statements, warranties, and commitments under the agreement by the pledgee and Party C and its subordinate entities (any reference to “Party C’s subordinate entities” in this Agreement means that Party C individually or jointly with other parties acquires, invests in, or establishes after the effective date of this Agreement. For any such entity, Subordinate Entity” means any entity that directly or indirectly holds more than 50% ownership or voting rights represented by shares, and any entity that directly or indirectly has the right to appoint a majority of directors or similar control or that it has the power to determine its management or policies through a scheme of arrangement). “Pledge” refers to the right enjoyed by the pledgee to be compensated in priority with the price of the pledged equity pledged by the pledgor to the pledgee at a discount, auction or sale of the pledged equity.

3.	The scope and amount of the guarantee and the term of the pledge

3.1	Scope and amount of guarantees

The scope of security for the pledged equity pledge under this Agreement includes all fees (including legal fees), expenses and losses to be borne by Party C and the pledgor (collectively, the “Guarantor”) to the pledgee under each master agreement, including but not limited to service fees, other fees and default interest under the Service Agreement, as well as the failure of the guaranteed party to perform any of its obligations and liabilities under the Master Agreement. or if the secured party breaches any of its representations, warranties and undertakings under the Master Agreement, Party C and/or the pledgor shall be liable to the pledgee (including all reasonable fees such as attorney’s fees, agency fees, litigation costs, etc.) for engaging lawyers and other professionals.

3.2	Pledged period

3.2.1	The pledge under this Agreement shall commenced upon the registeration of the pledged shares in the shareholder register of both parties, and shall be established at the time of registration of the pledge with the competent market supervision and administration department (hereinafter referred to as the “registration authority”). The pledge shall remainvalid until the date on which all obligations, liabilities, representations, warranties and undertakings of the guarantor under the Master Agreement are fulfilled.

3.2.2	During the pledge period, if the secured party fails to perform any of its obligations and responsibilities under the Master Agreement, or the guaranteed party violates any of its representations, warranties and undertakings under the Master Agreement, the pledgee has the right to dispose of the pledge in accordance with the provisions of this agreement.

3.2.3	Waiver by the pledgee of any default by the pledgor, any grace period granted by the pledgee, or any delay by the pledgee in exercising its rights under the relevant agreement shall not affect the pledgee’s rights under this agreement, applicable Chinese law, and other relevant agreements to demand strict performance by the pledgor of the relevant agreement at any time thereafter, or the rights enjoyed by the pledgee due to the pledgor’s subsequent breach of the relevant agreement.

4.	Storage of pledge certificates

4.1	During the pledge period specified in this Agreement, the pledgor shall, within three (3) days from the date of completion of the pledge registration in Article 4.3 below, deliver the original certificate of its equity contribution to Party C and the register of shareholders (as well as other documents reasonably required by the pledgee, including but not limited to the notice of pledge registration issued by the registration authority) to the pledgee for safekeeping.

4.2	The pledgee has the right to receive the dividends generated by the pledged equity.

4.3	The Pledgor and Party C agree and undertake that after the signing of this Agreement, Party C shall immediately, and the Pledgor shall promptly procure Party C to submit an application for registration of the establishment (or change) of equity pledge to the registration authority in accordance with applicable laws and regulations. The Pledgor and Party C further agree and undertake to complete the registration procedures for equity pledge within five (5) working days from the date of formal acceptance of the application for equity pledge registration by the registration authority, so that the information system of the registration authority will show 60.31% of the equity of Party C held by Party B 1 and 39.69% of Party C held by Party B 2The equity has been fully pledged to the pledgee, and the pledge registration notice issued by the registration authority has been obtained. To this end, the pledgor and Party C shall cooperate with the pledgee to sign all necessary documents and take all necessary actions.

4.4	During the validity period of this Agreement, the capital contribution increased by the pledgor in the registered capital of Party C due to the capital increase of Party C is also a pledged equity. If there is any change in the pledged equity due to the capital increase, Party C shall immediately and the pledgor shall cause Party C to immediately record the changed equity pledge in Party C’s register of shareholders on the date of change, and immediately submit an application for registration of the change of equity pledge to the registration authority in accordance with applicable laws and regulations, and complete the registration within five (5) days from the date on which the registration authority formally accepts the application, and obtain the pledge registration notice issued by the registration authority.

5.	Representations and Warranties of the Pledgor and Party C

The Pledgor and Party C hereby jointly and severally represent and warrant to Party A as follows on the effective date of this Agreement:

5.1	The pledgor is the legal owner of the pledged equity.

5.2	Both the pledgor and Party C have full power, capacity, and authority to enter into and deliver this Agreement and to perform their obligations under this Agreement. Once this Agreement is signed and takes effect, it shall constitute the legal, valid and binding obligations of the pledgor and Party C, and shall be enforceable in accordance with its terms.

5.3	Except for the benefit of the pledgee, the pledgor does not set up other pledges or other rights on the pledged equity.

5.4	The Pledgor and Party C have obtained the consent and approval from government authorities and third parties for the signing, delivery and performance of this Agreement (if necessary).

5.5	Neither the execution, delivery nor performance of this Agreement: (i) will result in a breach of any relevant PRC law; (ii) is in conflict with Party C’s Articles of Association or other constitutive documents; (iii) results in breach or , or constitutes a breach of any contract or document to which it is a party or is bound; (iv) results in a breach of any condition of the grant and/or continuation of any license or approval issued to any party; or (v) results in the suspension or revocation or imposition of any license or approval issued to any party.

6.	Commitment of the pledgor and Party C

6.1	During the term of this Agreement, the Pledgor and Party C undertake to the Pledgee for the benefit of the Pledgee:

6.1.1	Without the prior written consent of the pledgee, the pledgor shall not transfer any or all of the pledged equity, nor establish or allow any pledge that may affect the rights and interests of the pledgee, and Party C shall not agree to or assist in the aforesaid acts;

6.1.2	To comply with and enforce all relevant laws and regulations on the pledge of rights, and immediately produce the notices, instructions or suggestions issued or formulated by the relevant competent authorities in respect of the pledge to the pledgee, and at the same time comply with the above notices, instructions or suggestions, or raise objections and statements on the above matters in accordance with the pledgee’s reasonable requirements or with the consent of the pledgee;

6.1.3	promptly notify the Pledgee of any event or notice received that may affect the Pledgor’s rights to the Pledged Equity or any part thereof, as well as any changes to the warranties, obligations, or any event or notice received that may affect the Pledgor under this Agreementt;

6.1.4	Party C shall complete the registration procedures for the extension of the business term as soon as possible before the expiration of the business term, so as to ensure the effectiveness of this Agreement.

6.2	The Pledgee agrees that the Pledgee’s acquisition and exercise of the pledge in accordance with the terms of this Agreement shall not be interrupted or interfered with by the Pledgee or any of the Pledgee’s successors, principals or any other person.

6.3	The pledgor undertakes to the pledgee that, in order to protect or improve this agreement as a guarantee for the guaranteed party to comply with and perform its obligations, responsibilities, representations, warranties and undertakings under the Master Agreement, the pledgor shall sign in good faith and cause other parties with an interest in the pledgee to sign all the certificates of rights, deeds, and/or perform and cause other interested parties to perform the acts required by the pledgee, and give facilitation of the pledgee rights and the exercise of entrustment

6.4	The pledgor undertakes to sign all the change documents relating to the share certificate with the pledgee or its designated person (natural person/legal person) (if applicable and necessary), and to provide the pledgee with all notices, orders and decisions regarding the pledge that it deems necessary within a reasonable period of time.

6.5	The pledgor and Party C undertake to the pledgee that they shall not engage in or induce any activities or transactions that may have a material impact on the ability of the obligor to perform any obligations, responsibilities, or commitments listed in the Master Agreement.

6.6	The pledgor undertakes to the pledgee that, for the benefit of the pledgee, the pledgor will comply with and fulfill all warranties, undertakings, agreements, statements, and conditions. If the pledgor fails to perform or incompletely performs its guarantees, undertakings, agreements, statements, and conditions, the pledgor shall compensate the pledgee for all losses suffered thereby.

6.7	During the term of this agreement, the pledgor shall not take any action or inaction that may affect the value of the pledged shares, to maintain or increase the value of the pledged shares. In the event of any event that may affect the decrease in value of the pledged shares or the pledgor’s performance of obligations under this agreement, the pledgee shall be promptly notified, and upon request of the pledgee, provide additional satisfactory property guarantees for the difference in the decrease in value of the pledged shares.

7.	Event of Default

7.1	The following are considered to be Events of Default:

7.1.1	the Pledgor’s failure to perform or breach any of its obligations, liabilities, representations, warranties or undertakings under the Master Agreement;

7.1.2	any failure by Party C or any of its subsidiaries to perform or breach any of its obligations, obligations, representations, warranties or undertakings under the Master Agreement, including but not limited to the failure of Party C or any of its subsidiaries to pay the Service Fees or other fees under the Service Agreement in full and on time;

7.1.3	any representation or warranty made by the Pledgor and/or Party C in Clause 5 of this Agreement is materially misleading or erroneous, and/or the Pledgor and/or Party C is in breach of the warranties in Clause 5 of this Agreement;

7.1.4	The pledgor and/or Party C breaches the commitments in Clause 6 of this Agreement;

7.1.5	Breach of any other term of this Agreement by the Pledgor and/or Party C;

7.1.6	The pledgor abandons the pledged equity or transfers the pledged equity without the written consent of the pledgee;

7.1.7	Any loan, guarantee, compensation, undertaking or other debt repayment liability of the pledgor itself (1) is required to be repaid or performed in advance due to default; or (2) is due but cannot be repaid or performed as due, causing the pledgee to believe that the pledgee’s ability to perform its obligations under this Agreement has been impaired;

7.1.8	Party C or any of its subsidiaries is unable to pay its general or other debts;

7.1.9	This Agreement is illegal or the Pledgor cannot continue to perform its obligations under this Agreement for any reason other than force majeure;

7.1.10	The pledgor has an adverse change in its property that causes the pledgee to believe that the pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.11	The successor or escrow of Party C or any of its subordinate entities may only partially or refuse to perform the payment obligations under the Service Agreement;

7.1.12	Breach this Agreement caused by an act or omission of the pledgor in violation of other provisions of this Agreement.

7.2	If any of the matters referred to in clause 7.1 or events that may give rise to the foregoing have occurred, the party who knows or discovers it shall immediately notify the other party in writing (“Notice of Default”). For the purposes of this Article, the pledgor, Party C and its subsidiaries shall be deemed to be one party, and the pledgee shall be deemed to be the other party.

7.3	Unless the breach set forth in Clause 7.1 has been satisfactorily settled to the Pledgee’s satisfaction, the Pledgee may, at any time after receipt or dispatch of the Notice of Default referred to in Clause 7.2, send a notice of exercise (the “Exercise Notice”) in writing to the Pledgor requiring Party C and its subsidiaries to immediately pay the Service Fees and other amounts due under the Service Agreement and/ or dispose of the pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of pledge

8.1	Before the obligations of the guaranteed party under the Master Agreement are fully performed, the Pledgor shall not transfer any or all of the pledged equity without the written consent of the Pledgee.

8.2	When exercising the pledge, the Pledgee shall issue a notice of exercise to the Pledgor.

8.3	Subject to the provisions of Clause 7.3, the Pledgee may exercise the right to dispose of the Pledge at the same time as the Exercise Notice is given in accordance with Clause 7.3 or at any time after the Exercise Notice is given.

8.4	The Pledgee shall have the right to be compensated in priority by discounting all or part of the pledged equity under this Agreement, or by auction or selling the pledged equity in accordance with legal procedures, until all losses incurred by the Pledgee due to the Pledgee’s failure to perform or breach its obligations, liabilities, representations, warranties and/or undertakings under the Master Agreement are fully compensated, including but not limited to the unpaid service fees and other payables of Party C and its subsidiaries under the Service Agreement.

8.5	When the Pledgee disposes of the pledge in accordance with this Agreement, the Pledgor and Party C shall not set up obstacles and shall provide necessary assistance (including but not limited to the pledgee waiving its right of first refusal to other shareholders of Party C in the transfer of Party C’s equity).

9.	Assignment of Agreement

9.1	Unless the Pledgee agrees in writing in advance, neither the Pledgor nor Party C has the right to grant or transfer its rights and obligations under this Agreement.

9.2	Each party acknowledges that this Agreement shall be binding upon each party’s respective successors and permitted assignees, and that such successors or assigns shall abide by the provisions of this Agreement, assume their responsibilities and obligations hereunder, and enjoy the rights hereunder, as if they were a party to this Agreement.

The pledgor undertakes to the Pledgee that in the event of the Pledgor’s death, incapacity or limited capacity, divorce or other circumstances that may affect the exercise of its direct or indirect equity rights and interests in Party C, the obligations and liabilities assumed by the Pledgor under this Agreement and the rights enjoyed by the Pledgor shall be borne and enjoyed by its successors. No will, divorce agreement, debt settlement agreement, or legal document of any kind shall impair or hinder the execution of this Agreement unless the prior written consent of the Pledgee is obtained.

9.3	The Pledgee may, at any time and to the extent permitted by law, assign all or any of its rights and obligations under the Master Agreement to a person designated by it (natural person/legal person), in which case the Transferee shall enjoy and assume the rights and obligations enjoyed and assumed by the Pledgee under this Agreement as if it were a party to this Agreement. When the pledgee transfers its rights and obligations under the Master Agreement, it is only necessary for the pledgee to give written notice to the Pledgee, and the Pledgee shall sign the agreement and/or documents related to the transfer at the request of the Pledgee.

9.4	After the change of Pledgee due to the transfer, the new Pledge parties shall re-sign the pledge agreement and register it with the registration authority.

10.	Effectiveness and Validity

10.1	This Agreement shall enter into force on the date set forth in the non-operative part upon its signature and seal by the parties (and their respective authorized representatives).

10.2	As long as Party B holds any equity interest in Party C, this Agreement shall remain in effect. During the validity period of this Agreement, Party B shall not revoke, terminate or rescind this Agreement in advance under any circumstances, unless otherwise provided by law. Notwithstanding the foregoing, this Agreement may be terminated early if: (i) continued performance of its responsibilities and obligations under this Agreement would result in a breach or non-compliance with applicable laws and regulations, the listing rules or the requirements of any stock exchange; (ii) all equity interests held by Party B in Party C are transferred to Party A or its designee in accordance with applicable laws and regulations; (iii) all assets attributable to Party B in Party C are transferred to Party A or its designee in accordance with applicable laws and regulations; or (iv) terminate this Agreement at any time by giving fifteen (15) days’ written notice to Party B from Party A.

10.3	If, within the time limit specified in Clause 10.2, the term of operation of Party A or Party C (including any extension period) expires or is terminated for other reasons, such Party shall renew its term of operation in a timely manner and use its best efforts to obtain the approval of the renewal and complete the registration of the renewal so that this Agreement can continue to be valid and enforceable, unless such Party has transferred its rights and obligations in accordance with Clause 9.3 of this Agreement.

11.	Pull the plug

This Agreement shall be terminated upon payment of the Service Fee and other amounts payable under the Service Agreement and the Secured Person shall no longer assume all and any of its obligations and liabilities under the Master Agreement, the Pledgee shall cancel or discharge the registration related to the equity pledge under this Agreement as soon as reasonably practicable.

12.	Handling Fees and Other Charges

All costs and actual expenses related to this Agreement, including but not limited to legal fees, production costs, stamp duty and any other taxes and expenses, shall be borne by the Pledgee. If the law stipulates that the Pledgor shall pay the relevant taxes, the Pledgee shall compensate the Pledgor in full for the taxes and fees paid.

13.	Force Majeure

13.1	“Force Majeure” means any event beyond the reasonable control of a party that cannot be avoided with the reasonable care of the affected party, including, but not limited to, acts of government, changes in law, forces of nature, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the lack of creditworthiness, funds or financing shall not be deemed to be beyond the reasonable control of a party. The party affected by the force majeure shall notify the other party of such exemption as soon as possible.

13.2	When the performance of this Agreement is delayed or hindered due to force majeure as defined above, the party affected by the force majeure shall not be liable under this Agreement to the extent that it is delayed or hindered. The affected party shall take appropriate measures to reduce or eliminate the effects of force majeure and shall endeavour to restore the performance of obligations delayed or hindered by force majeure. Once the force majeure is eliminated, the parties agree to use their best efforts to resume performance under this Agreement.

14.	Duty of Confidentiality

The parties to this Agreement acknowledge and confirm that any oral or written information exchanged between them in connection with this Agreement is confidential. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the prior written consent of the other party, except in the following circumstances: (a) the public knows or will know such information (but not to the public without unauthorised disclosure by the party to whom the information is received).； (b) information required to be disclosed under applicable laws or stock exchange rules or regulations; or (c) information that either party is required to disclose to its legal or financial advisers in connection with the transactions described in this Agreement, and such legal or financial advisers are subject to confidentiality obligations similar to those contained herein. The leakage of the confidentiality of the staff of either party or the employing agency shall be deemed to be the disclosure of the confidentiality of that party, and the party shall be liable for breach of contract in accordance with this Agreement.

15.	Dispute Resolution

15.1	This Agreement shall be governed by and construed in accordance with the laws of China.

15.2	In the event of a dispute between the parties regarding the interpretation and performance of the terms of this Agreement, the parties shall settle the dispute through negotiation in good faith. If the negotiation fails, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules in force at that time. The place of arbitration is in Beijing; The language to be used in the arbitration shall be Chinese. The arbitral award shall be final and binding on all parties. The arbitration commission shall have the right to award compensation or compensate the pledgee for the losses caused to the pledgee due to the breach of contract by the other parties to this Agreement, to award compulsory relief for the relevant business or compulsory asset transfer, or to order Party C or Party C’s subordinate entities to go bankrupt, dissolve or liquidate in respect of the equity interest of Party C or Party C’s subordinate entities (if applicable). After the arbitral award enters into force, either party shall have the right to apply to a court of competent jurisdiction for enforcement of the arbitral award.

At the request of one of the parties to the dispute, the court of competent jurisdiction shall have the power to grant interim relief in support of the arbitration, such as the seizure or freezing of a judgment or award on the equity interest, property interest (if applicable) or other assets of the defaulting party, pending the constitution of the arbitral tribunal in accordance with law, or where appropriate. In addition to the Chinese courts, the courts of Hong Kong, the courts of the Cayman Islands, and the company to be listed (referring to Unitrend Entertainment Group Limited, a company incorporated under the laws of the Cayman Islands. The court where the principal assets are located, and the court where the principal assets of Party C or Party C’s subordinate entities are located shall also be deemed to have jurisdiction for the purposes described above. During the arbitration, the parties to this Agreement shall continue to perform their other obligations under this Agreement except for the disputed matters submitted to arbitration.

16.	Notice

Notices given by the parties to this Agreement for the performance of their rights and obligations under this Agreement shall be in writing to the address below. If it is delivered by hand, the actual service shall prevail; In the case of service by telex or facsimile, the date of dispatch shall prevail, and if the date of delivery is not a business day or the service is made after business hours, the next consecutive business day on that day shall be the date of delivery. Place of service means the address of the parties to this Agreement on the first page of this Agreement or at any time thereafter notified in writing. Written includes fax and telex.

Party A: Beijing Heli Fashion Technology Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Recipient: [Yujie Cui]

Telephone: [Phone Number]

Email：[Email]

Party B 1: Bin Feng

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

Email：[Email]

Party 2: Xiaoyun He

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

Email：[Email]

Party C: Beijing Hexi Weiye Culture Media Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Recipient: [Yujie Cui]

Telephone: [Phone Number]

Email：[Email]

17.	Integrity of the Agreement

Each party acknowledges that this Agreement, once in force, constitutes the entire agreement and understanding of the parties with respect to the contents of this Agreement, and completely supersedes all oral and/or written agreements and understandings reached by the parties prior to this Agreement with respect to the contents of this Agreement.

18.	Severability of the Agreement

If any provision of this Agreement is invalid or unenforceable due to inconsistency with applicable law, such provision shall be deemed invalid only to the extent of the relevant jurisdiction and will not affect the legal effect of the other provisions of this Agreement.

19.	Attachment to the Agreement

The annexes listed in this Agreement are an integral part of this Agreement.

20.	Modifications and Additions to the Agreement

20.1	Each party shall make amendments and additions to this Agreement by written agreement. The amended and supplemental agreements relating to this Agreement duly signed by all parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

20.2	This Agreement and any amendments, supplements or changes thereto shall be in writing and shall be signed and sealed by all parties to take effect.

20.3	For the purpose of handling the registration of the equity pledge, the parties agree that the equity pledge contract (if necessary) will be signed separately in accordance with the requirements of the equity pledge registration authority, and the content of such format text that is not agreed upon or inconsistent with the agreement shall be subject to the provisions of this agreement.

21.	Counterparts

This Agreement iswritten in Chinese in five (5) copies, one (1) copy for each party and one (1) copy for submission to government departments. Each copy of this Agreement shall has equal legal validity.

[No text below]

[No text on this page]

Accordingly, each party has entered into this Agreement in good faith either personally or by its legal representative or authorized representative on the date stated at the beginning of this document.

Pledgor: Bin Feng

Sign:	/s/ Bin Feng

Signature page of the Equity Pledge Agreement

[No text on this page]

Accordingly, each party has entered into this Agreement in good faith either personally or by its legal representative or authorized representative on the date stated at the beginning of this document.

Pledgorized: Xiaoyun He

Sign:	/s/ Xiaoyun He

Signature page of the Equity Pledge Agreement

[No text on this page]

Accordingly, each party has entered into this Agreement in good faith either personally or by its legal representative or authorized representative on the date stated at the beginning of this document.

Company: Beijing Hexi Weiye Culture Media Co., Ltd. (official seal).

Signature:	/s/ Bin Feng
Name:	Bin Feng
Position:	Legal representative

Signature page of the Equity Pledge Agreement

Annex I

Register of shareholders of Beijing Hexi Weiye Culture Media Co., Ltd

Shareholder’s Name: Bin Feng

ID number: [National ID]

Subscribed capital contribution: RMB 30.155 million

Investment ratio: 60.31%.

Certificate of Capital Contribution No.: [1].

Bin Feng owns 60.31% of the equity of Beijing Hexi Weiye Culture Media Co., Ltd., and the 60.31% equity has been fully pledged to Beijing Heli Fashion Technology Co., Ltd.

Name of shareholder: Xiaoyun He

ID number: [National ID].

Subscribed capital contribution: RMB 30.155 million

Investment ratio: 39.69%.

Certificate of Capital Contribution No.: [2].

Xiaoyun He owns 39.69% of the equity of Beijing Hexi Weiye Culture Media Co., Ltd., and the 39.69% equity has been fully pledged to Beijing Heli Fashion Technology Co., Ltd.

Beijing Heli Fashion Technology Co., Ltd. has a pledge of 100% of the total equity of Beijing Hexi Weiye Culture Media Co., Ltd.

Beijing Hexi Weiye Culture Media Co., Ltd. (official seal).

Signature:	/s/ Bin Feng

Name:      Bin Feng

Position: Legal representative

December 20, 2022

Annex I of the Share Pledge Agreement